UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2018

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, Adient plc (“Adient”) announced that its Board of Directors (“the Board”) appointed Frederick A. (“Fritz”) Henderson interim Chief Executive Officer and John M. Barth as interim Chairman of the Board. R. Bruce McDonald, Adient’s former Chairman and Chief Executive Officer, resigned from the Board and will no longer serve as Chief Executive Officer or an executive officer of Adient effective June 11, 2018. Mr. McDonald will continue employment as a senior advisor to the Chief Executive Officer until Mr. McDonald’s retirement on September 30, 2018.

Interim Chief Executive Officer

Mr. Henderson, 59, is currently a member of the Board and has served as such since Adient was established as a public entity on October 31, 2016. He will remain a member of the Board, but will no longer serve on the Corporate Governance Committee. There are no arrangements or understandings between Mr. Henderson and any other persons pursuant to which he was selected as Chief Executive Officer. Information with respect to Mr. Henderson required by Items 401(d) and (e) of Regulation S-K is contained in Adient’s Proxy Statement for its 2018 Annual General Meeting of Shareholders, filed on January 26, 2018, and is incorporated by reference into this Current Report on Form 8-K. In addition, Mr. Henderson has served as a principal of Hawksbill Group LLC (a provider of strategic counsel in public affairs, corporate communications and business operations) since May 2018. Mr. Henderson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Reduction of Board Size

Upon Mr. McDonald’s resignation from the Board, the size of the Board was reduced from eight to seven members. Mr. McDonald’s resignation from the Board was not the result of any disagreement with Adient or any matter relating to Adient’s operations, policies or procedures.

Mr. McDonald’s Retirement Agreement

In connection with his transition to senior advisor, Mr. McDonald entered into an agreement with Adient and Adient US LLC, dated June 10, 2018 (the “Retirement Agreement”). Under the Retirement Agreement, Mr. McDonald will remain an employee and serve as senior advisor to Adient’s Chief Executive Officer until Mr. McDonald’s retirement on September 30, 2018. As senior advisor, he will be paid his current base salary and continue to be eligible to participate in Adient’s 401(k) Plan and welfare benefits plans. He will also continue to participate in Adient’s perquisite allowance and car lease programs. He will not be eligible to receive a bonus for the fiscal year ended September 30, 2018.

Upon his retirement, Mr. McDonald’s outstanding equity awards granted before 2017 will receive “Retirement” vesting treatment, and Mr. McDonald’s equity awards granted in 2017 will be forfeited. He will not be entitled to any cash severance or other severance benefits upon his retirement. Mr. McDonald will be paid $250,000 for relocation expenses. He remains subject to his existing restrictive covenants and must execute a release of claims to receive the benefits under the Retirement Agreement.

The foregoing summary is qualified in its entirety by reference to the Retirement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 11, 2018, Adient issued a press release (the “Press Release”) announcing the leadership transition described above. The Press Release also announced a revised outlook for the year ending September 30, 2018. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Retirement Agreement by and among R. Bruce McDonald, Adient plc and Adient US LLC, dated June 10, 2018

99.1	Press Release of Adient plc dated June 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: June 11, 2018	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary

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